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                                                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999, except with respect to Note F as to which the date is March 16, 1999, included in Lone Star Technologies, Inc. Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Dallas, Texas,
February 4, 2000